UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019

RPT Realty
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

19 W 44th Street,	Suite 1002
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 221-1261

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest, ($0.01 Par Value Per Share)	RPT	New York Stock Exchange
7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share)	RPT.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

RPT Realty (the “Company”) issued a press release on December 10, 2019, which is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 8.01 Other Events.

On December 10, 2019, the Company formed a new joint venture with an affiliate of GIC Private Limited (“GIC”), Singapore’s sovereign wealth fund. The Company contributed five properties valued at $244.0 million to the joint venture, referred to as the RPT-GIC Venture (“RGV”), and received $118.3 million in gross proceeds for the 48.5% stake in the joint venture that was acquired by GIC. Additionally, GIC has committed up to $200.0 million of additional capital to RGV over the next three years to fund its 48.5% share of up to an aggregate of $412.4 million of potential future acquisitions by RGV of grocery-anchored shopping centers in target markets in the United States.

The initial portfolio of properties contributed by the Company to RGV consisted of the following five properties, totaling 776,905 square feet of gross leasable area (“GLA”) as of September 30, 2019:

Property	Location	Owned GLA
Coral Creek Shops	Coconut Creek, FL	109,312
Mission Bay Plaza	Boca Raton, FL	262,759
The Crossroads	Royal Palm Beach, FL	121,509
Town & Country Crossing	Town & Country, MO	186,557
The Shops at Old Orchard	West Bloomfield, MI	96,768
Total		776,905

The Company retained a 51.5% stake in RGV and will receive property management, construction management and leasing fees from RGV and will be responsible for the day-to-day management of the properties as well as sourcing future acquisitions for the joint venture. Both GIC and the Company will have consent rights for all future acquisitions, and GIC has approval rights in connection with annual budgets and other specified major decisions. During the investment period for RGV, the Company has agreed to present all opportunities above a specified size threshold to acquire grocery-anchored shopping centers in attractive-high growth markets in the United States to RGV and not to acquire, invest in or source any such opportunities that have not previously been presented to RGV and declined by GIC.

Unless specified events occur, neither the Company nor GIC will have the right to force a sale of RGV or its assets within the first five years following its formation. Thereafter, both the Company and GIC will have forced sale rights, subject to a right to participate in the purchase for the other member.

The Company expects to report its interest in the financial results of RGV using the equity method of accounting.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number Description

99.1  Press release of RPT Realty dated December 10, 2019.

104   Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPT REALTY

Date:	December 10, 2019	By: /s/ MICHAEL P. FITZMAURICE
Michael P. Fitzmaurice
Executive Vice President and Chief Financial Officer